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                                                                    Exhibit 23.1



              Consent of Ernst & Young LLP, Independent Auditors

We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3) and related Prospectus of Fairfield Communities, Inc. for the registration of 25,000 shares of its Common Stock and to the incorporation by reference therein of our report dated February 14, 2000, with respect to the consolidated financial statements of Fairfield Communities, Inc. incorporated by reference in its Annual Report (Form 10-K) for the year ended December 31, 1999, filed with the Securities and Exchange Commission.


                                                      /s/ Ernst & Young LLP


Little Rock, Arkansas
March 27, 2000